Exhibit 10.6

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment No. 2”), by and between Amtech Systems, Inc., an Arizona corporation (the “Company”), and Robert C. Daigle (“Executive”), is entered into and effective as of the 29th day of February, 2024 (the “First Amendment Effective Date”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of August 14, 2023 (the “Original Employment Agreement”).

WHEREAS, the Company and Executive subsequently the Original Employment Agreement pursuant to that certain Amendment No. 1 to Employment Agreement, dated as of February 29, 2024 (“Amendment No. 1” and, together with the Original Employment Agreement, the “Employment Agreement”).

WHEREAS, the Company and Executive have mutually agreed to further amend the Employment Agreement by allowing Executive the right to exercise vested options following his for the five-year term thereof, subject to and as set forth in this Amendment No. 2.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Amendment No. 2, the parties hereto agree as follows:

1. Definitions. Except as otherwise expressly stated in this Amendment No. 1, all terms used in this Amendment No. 1 that are defined in the Employment Agreement, and that are not otherwise defined herein, shall have the same meanings in this Amendment No. 1 as are ascribed to them in the Employment Agreement.

2. Amendment to Employment Agreement. The following amendments are made to the Employment Agreement effective as of the First Amendment Effective Date.

(a) Section 2(b) of the Employment Agreement is hereby deleted and replaced with the following:

“(b) [Intentionally Deleted.]”

(b) Section 3(e) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(e) 2024 Stock Option Grant. Subject to approval by the Board, the Company will grant to Executive an option to purchase 400,000 shares of Common Stock (the “2024 Option Grant”) on the First Amendment Effective Date. The exercise price of the 2024 Option Grant will be $6.00 per share. The 2024 Option Grant will be subject to the terms and conditions applicable to stock options granted under the EIP and the applicable award agreement to be signed by the Executive and the Company, which shall be in substantially the form attached to this Amendment No. 1. The 2024 Option Grant will vest as follows:

(i) 133,333 shares will vest and be exercisable on August 8, 2024, (ii) 133,333 shares will vest and be exercisable on February 8, 2025, and (iii) the remaining 133,334 shares will vest and be exercisable on August 8, 2025, subject to Executive’s continued Service with the Company, as described in the applicable award agreement. The 2024 Option Grant shall have a term of five (5) years from the grant date.”

4. Controlling Law. This Amendment No. 1 and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary. Venue for any action arising out of this Amendment No. 1 shall be brought only in courts of competent jurisdiction in or for Maricopa County, Arizona and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue in such courts and submits to the jurisdiction of such courts. THE PARTIES (BY THEIR ACCEPTANCE HEREOF) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTES BASED UPON OR ARISING OUT OF THIS AMENDMENT NO. 1.

5. Execution in Counterpart. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment No. 1 shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

6. Entire Agreement. Except as herein contained, this Amendment No. 1 and the Employment Agreement collectively contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, which shall no longer have any force or effect. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Amendment No. 1 may not be modified or amended other than by an agreement in writing signed by Executive and an authorized representative with actual authority to bind Company.

7. Controlling Document. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and Executive conflicts with any provision of this Amendment No. 1, the provision of this Amendment No. 1 shall control and prevail.

8. Section Headings. The section headings in this Amendment No. 1 are for convenience only; they form no part of this Amendment No. 1 and shall not affect its interpretation.

9. Successors and Assigns. This Amendment No. 1 shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Executive hereunder involve the performance of personal services, such obligations shall not be delegated by Executive. For purposes of this Amendment No. 1, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of the Company by sale, merger, consolidation, liquidation, or other form of transfer. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Amendment No. 1 in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment hereunder, including without limitation, the Company’s obligations under Section 3 of the Employment Agreement, as amended by this Amendment No. 1, and Executive’s obligations under Section 4 of the Employment Agreement, and the expiration of the Term, to the extent necessary to the intended preservation of such rights and obligations.

11. Right to Consult with Counsel; No Drafting Party. Executive acknowledges having read and considered all of the provisions of this Amendment No. 1 carefully and having had the opportunity to consult with counsel of Executive’s own choosing, and, given this, Executive agrees that the obligations created hereby are not unreasonable. Executive acknowledges that Executive has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Amendment No. 1.

12. Other. All references to the Employment Agreement therein or elsewhere shall mean the Employment Agreement as modified and amended by this Amendment No. 1 and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and any time. Except as otherwise expressly provided herein, all of the terms and provisions of the Employment Agreement, as modified and amended by this Amendment No. 1, remain in full force and effect, and fully binding on the parties thereto and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

AMTECH SYSTEMS, INC.

By: /s/ Lisa D. Gibbs

Name: Lisa D. Gibbs

Title: Chief Financial Officer

EXECUTIVE:

/s/ Robert C. Daigle

Robert C. Daigle

[Signature Page to Amendment No. 1]